EXHIBIT 99.1

FOR IMMEDIATE RELEASE

1895 Bancorp of Wisconsin, Inc. Announces Engagement of Keefe, Bruyette & Woods, Inc. to Explore Strategic Options and Voluntary Nasdaq Delisting and SEC Deregistration

GREENFIELD, Wis., February 18, 2025 /PRNewswire/ —1895 Bancorp of Wisconsin, Inc. (the “Company”) (Nasdaq: BCOW), the holding company for PyraMax Bank, FSB (the “Bank”), today announced that it has hired Keefe, Bruyette & Woods, Inc., a Stifel Company (“KBW”), as financial advisor to assist the Company in evaluating strategic alternatives. The Company also announced that it will delist its common stock from the Nasdaq Stock Market (“Nasdaq”) and deregister its common stock under the Securities Exchange Act of 1934, as amended.

The KBW engagement is broad in scope and could involve, among other things, consideration of a strategic business combination or sale of control. The Company has not established a timeline for conclusion of the strategic review or any particular strategic action.

“KBW is a preeminent investment banking firm serving our industry, and we look forward to working with them as part of our comprehensive effort to enhance stockholder value,” said Company President and Chief Executive Officer David Ball.

The Company has notified Nasdaq of its intent to voluntarily delist and withdraw the registration of its common stock with the Securities and Exchange Commission (the “SEC”). The Company intends to file a Form 25 (Notification of Removal from Listing) with the SEC on March 7, 2025, and expects the last trading day of the Company's common stock on Nasdaq will be on March 7, 2025. Following delisting from Nasdaq, the Company expects its common stock will be quoted on the OTCQX Market beginning on March 10, 2025 and expects to retain the symbol “BCOW.”

The Company also intends to file a Form 15 (Certification and Notice of Termination From Registration) with the SEC on March 17, 2025. Upon filing, the Company’s obligation to file periodic reports with the SEC, including reports on Forms 10-K, 10-Q and 8-K, will be suspended immediately.

The Company will continue to provide stockholders with an annual report containing audited consolidated financial statements and quarterly interim financial information will be made available on the Company’s website at pyramaxbank.com. The Bank will also continue to file quarterly Call Reports with the Federal Deposit Insurance Corporation, which are available at www.fdic.gov.

“After careful consideration, the Board of Directors has determined that this course of action is in the best interests of the Company and its stockholders. Delisting and deregistration are expected to reduce our compliance and accounting expenses, and will allow management additional time to focus on our core mission,” said Mr. Ball.

About the Company and PyraMax Bank
1895 Bancorp of Wisconsin, Inc. is the holding company of PyraMax Bank, FSB. The Bank is a federally chartered savings bank headquartered in Greenfield, Wisconsin. The Bank was established in 1895 and has operated continuously since that time in the Milwaukee metropolitan area. The Bank operates from three full-service banking offices in Milwaukee County, two full-service banking offices in Waukesha County and one full-service banking office in Ozaukee County, Wisconsin.

Forward-Looking Statements

This release may contain certain “forward-looking statements” that represent the Company’s current expectations or beliefs concerning future events.  Forward-looking statements can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “assume,” “plan,” “seek,” “expect,” “will,” “may,” “should,” “indicate,” “would,” “believe,” “contemplate,” “continue,” “target” and words of similar meaning.  Forward-looking statements are, by their nature, subject to numerous risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include changes in general economic conditions, changes in the interest rate environment, changes in prevailing depository institution stock prices, the evolution of the depository institution merger market, the Company's ability to terminate or the timing of the termination of its obligation to file periodic reports with the SEC as described above, the Company’s ability to have its common stock quoted or the timing of its common stock becoming quoted on the OTCQX Market as described above, market reactions to the Company’s delisting and deregistration, changes to the Company’s business plan and strategy as a result of KBW’s strategic review, legislative and regulatory changes that adversely affect the business of the Company and the Bank, and changes in the securities markets. Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this news release or made elsewhere from time to time by the Company or on its behalf. The Company disclaims any obligation to update such forward-looking statements.

Contact: David R. Ball
Telephone: (414) 421-8200